UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
January 9, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On January 9, 2006, Halozyme Therapeutics, Inc. (“Halozyme”) and the University of Connecticut Health Center (“UCHC”) entered into the First Amendment to License Agreement (the “Amendment”). The Amendment is effective as of December 30, 2005 and amends the License Agreement Halozyme and UCHC originally entered into on November 15, 2002 (the “License Agreement”).
     The purpose of the Amendment is to revise Halozyme’s payment obligations to UCHC under the License Agreement. Pursuant to the Amendment, in lieu of potential milestones and royalties for Halozyme's protein-based PH20 products, Halozyme is obligated to make annual technology access payments of $250,000, with the first payment due on February 23, 2006 and the final payment due on February 23, 2015. The Amendment further provides that Halozyme’s diligence obligations under the License Agreement shall be met through the payment of the annual technology access payments described above and through the continued commercialization of its protein-based PH20 products. Pursuant to the Amendment, if Halozyme terminates the Agreement prior to February 23, 2015 Halozyme will be obligated to pay $250,000 to UCHC.
     The preceding description of the Amendment is a summary of the material terms of that agreement and does not purport to be complete, and is qualified in its entirety by the copy of such agreement which is attached to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	First Amendment to License Agreement, effective as of December 30, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
January 11, 2006	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer